Exhibit 99.1

Vislink Reports Third Quarter 2022 Financial Results

Mt. Olive, NJ — Nov. 14, 2022 — Vislink (Nasdaq: VISL), a global technology leader in the capture, delivery and management of high quality, live video and associated data in the media & entertainment, law enforcement and defense markets, announced its results for the quarter ended September 30, 2022. Company management will host a live video conference call to discuss the third quarter 2022 results on Tuesday, Nov. 15, 2022, at 10:00 a.m. Eastern (9:00 a.m. Central) which will be followed by a Q&A session. The conference call will be accessible at the following link: https://marketscale.com/live/vislink-q3-2022-financial-results-video-conference-call/. An archived replay will be made available after the call ends.

Financial Update

●	Revenues for the three months ended September 30, 2022 were $7.1 million, compared to $11.2 million for the three months ended September 30, 2021.

●	Net loss attributable to common shareholders was $2.7 million, or $(0.06) per share in the third quarter of 2022 compared to net income of $676,000, or $(0.01) per share in the third quarter of 2021.

●	EBITDA (earnings before interest, taxes depreciation and amortization) for the three months ended September 30, 2022 was negative $1.9 million compared to $1.04 million for the three months ended September 30, 2021.

●	Ended the third quarter of 2022 with $24 million in cash.

Note Related to Stock Dividend Announcement

On November 9, 2022, Vislink announced the declaration of a Series A Preferred Stock dividend for its common stockholders. The dividend will be issued later this month, on or about November 22, 2022, to holders of record as of November 21, 2022. That press release can be viewed at the following link: https://www.vislink.com/2022/11/09/vislink-announces-distribution-of-series-a-preferred-stock-to-holders-of-its-common-stock/.

“Our financial results in the third quarter were below our expectations, but we believe that we have laid the groundwork for substantial future improvements,” said Carleton Miller, CEO of Vislink. “Revenue in our live news, sports and entertainment markets increased by 42% over the prior year, as the products we have introduced for these sectors have been met with a very positive response. Today’s audiences crave immediate and immersive content, and broadcast organizations are seeking new ways to tap into this demand. Our expanded portfolio of AI-automated platforms, private 5G network solutions and live remote production techniques answer this need. With products like the Cliq mobile transmitter, Quantum receiver and 5G 4Live Event Product Solution, we have the potential to revolutionize the way content is captured, distributed, and monetized. We offer a way for these organizations to realize new revenue streams, increased audience engagement and higher returns on live event coverage than previously possible.”

He continued, “Markets for our government business are also showing strength and our quoting is robust. While our revenue in this sector was down, and primarily caused by a reduction in military orders related to Afghanistan, this was mitigated in part due a rebound in first responder business. Our comprehensive airborne video downlink solution (AVDS) remains the leading option for law enforcement, public safety and first responder organizations who require pristine video quality and reliable transmissions to keep both the public and their personnel safe. Meanwhile, our Aerolink product, the newest component of the AVDS, has enabled additional capabilities requested by the public safety community. For these reasons, we remain optimistic about this part of our business delivering a positive impact on our results.”

“On the operations side, we continue to focus on driving our cost base lower through headcount and footprint reduction, maximizing efficiencies throughout the organization and streamlining our processes. We are confident that these internal optimizations, combined with our suite of solutions that uniquely address the challenges of the markets we operate in, will allow us to realize positive business results in subsequent quarters.”

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income (expense). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

About Vislink Technologies, Inc.

At Vislink, we’ve been bringing live video to life for over 50 years. Our vision is to foster the connection of people and communities to information that informs, protects, and entertains them — by building rich experiences through the power of live video. We’re powering the next generation of live event production with cutting-edge solutions that include AI-automated technologies, emerging bonded cellular and 5G systems, and innovative remote production platforms. We are also a trusted provider of secure, high-quality, real-time video communications that deliver actionable intelligence to police, military and other government entities. With a global client roster of tier-1 broadcasters, sports teams, and law enforcement organizations, we are a dynamic company whose impressive history is only matched by the exciting future ahead of it. Vislink common stock is listed on the NASDAQ Stock Exchange under the ticker symbol VISL. For more information, visit www.vislink.com.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, the ability to meet the Nasdaq minimum bid price requirement as a result of the proposed reverse split, future operations, future financial position, future revenues including from bookings activity, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, expected contract values, projected pipeline sales opportunities, acquisitions integration, and expected market opportunities across the Company’s operating segments including the live event production market, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts

Investor Relations:

investors@vislink.com

Media Relations:

Charlotte van Hertum

Charlotte.vanhertum@vislink.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenue, net	$7,114	$11,200	$21,024	$22,840

Cost of revenue and operating expenses
Cost of components and personnel	3,616	4,224	10,225	9,994
Inventory valuation adjustments	207	278	404	589
General and administrative expenses	4,624	6,007	13,973	13,405
Research and development expenses	885	841	3,154	2,161
Impairment of right-of-use assets	88	—	88	—
Amortization and depreciation	502	343	1,424	860
Total cost of revenue and operating expenses	9,922	11,693	29,268	27,009
Loss from operations	(2,808)	(493)	(8,244)	(4,169)
Other income (expense)
Changes in fair value of derivative liabilities	—	25	—	8
Gain on settlement of debt	17	1,168	26	1,362
Other income	—	1	32	3
Interest expense	(3)	(25)	(8)	(29)
Total other income (expense)	14	1,169	50	1,344

Net (loss) income before income taxes	(2,794)	676	(8,194)	(2,825)

Income taxes
Deferred tax benefits	54	—	161	—

Net (loss) income	$(2,740)	$676	$(8,033)	$(2,825)

Basic and diluted loss per share	$(0.06)	$(0.01)	$(0.17)	$(0.07)

Weighted average number of shares outstanding:
Basic and diluted	47,409	45,748	46,448	42,696

Comprehensive loss:
Net (loss) income	$(2,740)	$676	$(8,033)	$(2,825)
Unrealized gain (loss) on currency translation adjustment	746	(394)	1,885	(408)
Comprehensive loss	$(1,994)	$282	$(6,148)	$(3,233)

The accompanying notes are an integral part of these condensed consolidated financial statements.

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets
Cash	$24,476	$36,231
Accounts receivable, net	9,386	9,069
Inventories, net	15,069	11,894
Prepaid expenses and other current assets	1,577	2,470
Total current assets	50,508	59,664
Right of use assets, operating leases	1,124	1,362
Property and equipment, net	1,361	1,173
Intangible assets, net	4,648	5,921
Total assets	$57,641	$68,120
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,979	$3,075
Accrued expenses	1,788	3,155
Notes payable	251	99
Operating lease obligations, current	451	560
Customer deposits and deferred revenue	2,163	2,113
Total current liabilities	7,632	9,002
Operating lease obligations, net of current portion	1,152	1,507
Deferred tax liabilities	818	978
Total liabilities	9,602	11,487
Commitments and contingencies (See Note 10)
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized on September 30, 2022, and December 31, 2021; -0- shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	—	—
Common stock, – $0.00001 par value per share, 100,000,000 shares authorized, 47,419,317 and 45,825,089 shares issued and 47,416,658 and 45,822,430 outstanding at September 30, 2022, and December 31, 2021, respectively	—	—
Additional paid-in capital	345,070	343,746
Accumulated other comprehensive income	(2,182)	(297)
Treasury stock, at cost – 2,659 shares as of September 30, 2022, and December 31, 2021, respectively	(277)	(277)
Accumulated deficit	(294,572)	(286,539)
Total stockholders’ equity	48,039	56,633
Total liabilities and stockholders’ equity	$57,641	$68,120

The accompanying notes are an integral part of these condensed consolidated financial statements.

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS

QUARTER ENDING SEPTEMBER 30, 2022

(IN THOUSANDS)

Reconciliation of net income to EBITDA

Net loss	$(2,740)
Interest expense	(3)
Amortization and depreciation	502
Tax	(54)
Impairment Charge	(88)
Stock-based compensation	(316)
EBITDA	$(2,289)
Impairment Charge	(88)
Stock-based compensation	(316)
EBITDA Non-GAAP Adjusted	($1,885)